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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
MAINSOURCE FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

April 1, 2008

Dear Fellow Shareholders:

        We would like to invite you to attend the 2008 Annual Meeting of Shareholders of MainSource Financial Group, Inc. to be held on Thursday, May 1, 2008 at 10:00 a.m., local time, at our new Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana. We have enclosed a copy of our 2007 Annual Report to Shareholders for your review.

        We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. Please mark, sign, date, and return the enclosed proxy card in the envelope provided. Your cooperation is appreciated.

        This Proxy Statement is first being mailed to shareholders on or about April 1, 2008.

Sincerely, Robert E. Hoptry Chairman of the Board, President and Chief Executive Officer

MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 1, 2008

To our Shareholders:

        The 2008 Annual Meeting of Shareholders of MainSource Financial Group, Inc. will be held at its new Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana, on Thursday, May 1, 2008, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

  1.
  Election of seven directors, each for a term of one year;

  2.
  Ratification of the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm (independent auditors) for the Company for the fiscal year ending December 31, 2008; and

  3.
  Any other matters that properly come before the meeting.

        Shareholders of record at the close of business on March 21, 2008 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors, James M. Anderson Secretary

April 1, 2008
Greensburg, Indiana

MAINSOURCE FINANCIAL GROUP, INC.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Shareholders of MainSource Financial Group, Inc. (the "Company" or "we") to be held on Thursday, May 1, 2008, beginning at 10:00 a.m., local time, at the Company's Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana, and at any postponements or adjournments of the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of seven directors and the ratification of the selection of Crowe Chizek and Company LLC as the Company's independent registered public accountants for the year ending December 31, 2008. In addition, the Company's management will report on the performance of the Company during the fiscal year ended December 31, 2007, and respond to questions from shareholders.

Q: Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on the record date, March 21, 2008, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

Q: Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis. Registration will begin at 9:30 a.m.

Q: What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 18,570,139 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q: How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q: Can I vote by telephone or electronically?

        If you are a registered shareholder (that is, if you hold your shares in certificate form), you may only vote in person or by written proxy.

        If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Q: Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q: How do I vote my retirement plan and 401(k) shares?

        If you participate in the Company's 401(k) and Employee Stock Ownership Plan, you may vote shares credited to your account as of the record date. You may vote by instructing Community Bank, N.A., the trustee of the Plan, pursuant to the instruction card being provided with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 30, 2008. If you do not send instructions, the share equivalents credited to your account in the Plan will be voted by the trustee in the same proportion that it votes share equivalents in that Plan for which it did receive timely instructions. You may also revoke previously given voting instructions by April 30, 2008 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Q: What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (or "Board"). The Board's recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of directors (see pages 4 - 5); and

  •
  for ratification of Crowe Chizek and Company LLC as our independent registered public accounting firm.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q: What vote is required to approve each item?

        Directors will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the approval of Crowe Chizek and Company LLC as our independent registered public accounting firm.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

Q: What if other matters come up during the meeting?

        If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

Q: Who pays to prepare, mail and solicit the proxies?

        The Company pays all costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person, or by telephone by certain of the Company's officers, directors and employees.

Q: Whom should I call with other questions?

        If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2007 Annual Report on Form 10-K, please contact: MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attention: Shareholder Relations, telephone: (812) 663-6734.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of eight members. Seven members of the Board are to be elected at the Annual Meeting. The eighth member of the Board of Directors will be appointed upon the hiring of a permanent President and Chief Executive Officer, as the Company's By-laws require the President of the Company to be a member of the Board. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be elected for a term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Nominating/Corporate Governance Committee may recommend a substitute nominee for election. In that case, the persons named as proxies will vote for the substitute nominee designated by the Nominating Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

William G. Barron	Director since 1989

        Mr. Barron is a commercial-industrial real estate specialist. He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994.

        In addition, Mr. Barron is President of Rent A Space To Go Parent, LLC, a self-storage and portable storage holding company, and Gunston, LLC, a real estate holding company. Both companies were organized in 2006.

Brian J. Crall	Director since 2005

        Mr. Crall was the Personnel Cabinet Secretary for the Commonwealth of Kentucky from June 2006 to January 2008. Previously, Mr. Crall served as Deputy Secretary of the Executive Cabinet, Office of the Governor of the Commonwealth of Kentucky, from April 2004 to June 2006. Mr. Crall also served as CEO of the Owensboro Family YMCA from November 1986 until June 2000, CEO of Progress Printing Company from July 2000 until April 2004, and was the 13th District State Representative in the state of Kentucky from January 1995 until April 2004.

Philip A. Frantz	Director since 1987

        Mr. Frantz is a partner in Coldren & Frantz, a law firm located in Portland, Indiana. He has been a partner since the inception of the firm in 1971. Mr. Frantz is also President of Jay-Portland Abstract Company, Inc. and has held that position since 1978.

Rick S. Hartman	Director since 2000

        Mr. Hartman is President and Chief Executive Officer of The HRH Group, Ltd., a motel ownership and real estate management company. He is also managing partner of Hartman Properties and Hartman & Hartman, Ltd, and owner of Hartman and Associates, CPA's.

D.J. Hines	Director since 2005

        Mr. Hines is Chief Executive Officer of Schuler Bauer Real Estate Services Inc., a real estate brokerage company, and has held this position since 1987. He is also President of Bugaboo Developers, Inc. and a member of Whispering Pines Developers, LLC, a residential land development company.

Robert E. Hoptry	Director since 1983

        Mr. Hoptry serves as Chairman of the Board and as interim President and Chief Executive Officer. Mr. Hoptry has served as Chairman since the Company's inception in 1983. Mr. Hoptry has served as the Company's President and Chief Executive Officer since February 2008. He also served in this capacity from the Company's inception in 1983 until his retirement in 1999.

Douglas I. Kunkel	Director since 2004

        Mr. Kunkel is the Vice President of Global Supply Chain Management for Batesville Casket Company, a subsidiary of Hillenbrand Industries, Inc. He has held this position since May 2007. From August 2005 until May 2007, Mr. Kunkel was Vice President of Operations for Batesville Casket Company. Prior to that, Mr. Kunkel was the Vice President and Chief Financial Officer of Batesville Casket Company from January 2002 to August 2005.

        Prior to joining Batesville Casket Company, Mr. Kunkel was Vice President and Controller of Hill-Rom Company, Inc. from 1999 until 2002 and was also the Director of International and Financial Planning of Hill-Rom Company, Inc. from 1993 until 1999. Before joining Hill-Rom, he spent six years in public accounting with Arthur Andersen.

INFORMATION ABOUT THE BOARD OF DIRECTORS

        The Board of Directors of the Company consists of eight directors. During the year ended December 31, 2007, the Board met 12 times. Each Director attended more than 75% of the aggregate of (i) all meetings of the Board held while he was a director and (ii) all committees on which he served during the period that he served on the committee. Additionally, all of the Directors attended the 2007 annual meeting of shareholders on April 26, 2007.

        The standing committees of the Board of Directors of the Company at the commencement of 2007 were the Audit, Compensation, Nominating/Corporate Governance, Corporate Loan and Executive Committees. The Board of Directors amended the charter for its Audit Committee in December 2006, the charter for the Nominating/Corporate Governance Committee in February 2008, and the charter for the Compensation Committee in February 2008. Copies of the Audit, Nominating/Corporate Governance, and Compensation Committee charters are available on the Company's website, www.mainsourcefinancial.com.

        Audit Committee.    The Audit Committee has sole authority for selecting and replacing the Company's independent auditor and approving its compensation. The Audit Committee is charged with assisting the Board in its oversight of: the arrangements for and scope of the audit by the independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; reviewing and monitoring the Company's policies relating to ethics and conflicts of interest; discussing with management and the independent accountants the Company's draft of the annual financial statements and key accounting disclosures and/or reporting matters; and reviewing the activities and recommendations of the Company's internal audit department. The Audit Committee also is charged with establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        In 2007, the Audit Committee met seven (7) times, each time on a day when the Board also met. The members of the Audit Committee are independent for purposes of the Audit Committee, as independence is defined in the NASDAQ Stock Market listing standards applicable to the Company. The Board has determined that director Douglas I. Kunkel is an "audit committee financial expert" as that term is defined in rules adopted under the Securities Exchange Act of 1934.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee has responsibility for (i) developing criteria for selecting directors; (ii) identifying individuals qualified to become members of the Board of Directors and recommending director nominees for the next annual meeting of shareholders; (iii) overseeing the evaluation of the corporate and subsidiary Boards of Directors; and (iv) developing and recommending to the Board corporate governance guidelines applicable to the Company. The Nominating/Corporate Governance Committee also considers other matters, such as the size and composition of the Board and succession planning. The Nominating/Corporate Governance Committee will consider written recommendations from shareholders of the Company regarding potential management nominees for election as directors which are submitted to the Company's secretary on or before the date for shareholder nominations specified in the "Shareholder Proposals" section of this proxy statement.

        The Nominating/Corporate Governance Committee currently does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Nominating/Corporate Governance Committee may take into consideration, among other matters, the prospective nominee's judgment, skill, educational background or equivalent lifetime experience, integrity, reputation, possession of the ability to oversee the Company's business and affairs, the time available to serve, community involvement, civic-mindedness, and business and other experience.

Nominees for the Board generally are expected to be identified by non-management members of the Board. The Nominating/Corporate Governance Committee presently has a policy of not nominating any individual who serves on the board of directors of any bank or bank holding company (other than the Company and its subsidiaries). The Nominating/Corporate Governance Committee does not evaluate nominees proposed by shareholders any differently than other nominees to the Board.

        In 2007, the Nominating/Corporate Governance Committee held one (1) meeting on a day when the Board also met. The members of the Nominating/Corporate Governance Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Compensation Committee.    The Compensation Committee is charged with reviewing the Company's general compensation strategy and philosophy; establishing salaries and reviewing benefit programs for the Company's executive officers; reviewing, approving, recommending and administering the Company's incentive compensation plans and certain other compensation plans; and approving certain change in control contracts.

        In 2007, the Compensation Committee held four (4) meetings, three (3) of which were held on a day when the Board also met. The members of the Compensation Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Executive Committee.    The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made but do not require or merit discussion and review by the full Board. Additionally, the Executive Committee has and may exercise the powers and authority of the full Board between meetings of the Board. The Executive Committee did not meet in 2007.

        Corporate Loan Committee.    The Corporate Loan Committee exists for the purpose of providing loan approval and credit oversight of any loan of $5 million or greater and any loans to any borrower or affiliated borrower group whose total indebtedness to the Company is $5 million or greater. In 2007, the Corporate Loan Committee met 21 times, including two (2) times on a day when the Board also met and 19 times on a day when the Board did not meet.

Board Committee Membership

        The following is a list of the Board Committee memberships for 2008:

Name	Executive Committee	Compensation Committee	Audit Committee	Corporate Loan Committee	Nominating/ Corporate Governance Committee
William G. Barron	M	C		M	M
Brian J. Crall			M		M
Philip A. Frantz				A	C
Rick S. Hartman	M		C	A	M
D.J. Hines		M		M
Robert E. Hoptry	C			C
Douglas I. Kunkel		M	M

  M:
  Member

  C:
  Chairman

  A:
  Alternate

Compensation of Directors

        Board members are compensated with a combination of cash and stock-based incentive compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors. In setting compensation, the Board considers primarily the fees paid by other financial institutions of similar size located in the five-state region of Indiana, Ohio, Michigan, Kentucky and Illinois.

Director Compensation Table

        The table below summarizes the compensation paid by the Company to each non-employee Director for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)(1)	(b)		(c)	(d)(2)	(e)	(f)
William G. Barron	$36,200		—	$3,070	—	$39,270
Brian J. Crall	$26,800		—	$3,070	—	$29,870
Philip A. Frantz	$33,300	(3)	—	$3,070	—	$36,370	(3)
Rick S. Hartman	$43,300	(4)	—	$3,070	—	$46,370	(4)
D. J. Hines	$35,200		—	$3,070	—	$38,270
Robert E. Hoptry	$63,800	(5)	—	$3,070	—	$66,870	(5)
Douglas I. Kunkel	$30,900		—	$3,070	—	$33,970

(1)
James L. Saner, Sr., who served as the Company's President and Chief Executive Officer during 2007, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a Director. The compensation received by Mr. Saner as employee of the Company is shown in the Summary Compensation Table on page 19.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2007. As of December 31, 2007, each Director had the following number of options outstanding: William G. Barron: 5,965.5; Brian J. Crall: 1,525; Philip A. Frantz: 5965.5; Rick S. Hartman: 5,965.5; D. J. Hines: 1,525; Robert E. Hoptry: 5,965.5; and Douglas I. Kunkel: 2,575.

(3)
Includes $8,150 in fees for service as a director of MainSource Bank.

(4)
Includes $8,000 in fees for service as a director of MainSource Bank of Illinois.

(5)
Includes $2,750 in fees for service as a director of MainSource Bank.

        Cash Compensation.    For the fiscal year ending December 31, 2007, members of the Board were compensated based upon their attendance at meetings of the Board and Board committees, and further based upon whether the committee meetings occurred on the same day as the Board meetings or different days. Additionally, each non-employee director received an annual retainer for Board participation in the amount of $13,000, except the Chairman of the Board, who received an annual retainer of $26,000.

        The following is a list of the fees paid to directors for Board and committee attendance:

	Board Meetings	Committee Meetings
Chairman of the Board	$1,200 per meeting
Non-employee directors	$800 per meeting if attending in person; $400 per meeting if attending telephonically	$300 per meeting if held on a day when the Board also meets (or, for Corporate Loan Committee, if meeting is less than 1 hour); $600 per meeting if held on a day when the Board does not meet (or, for Corporate Loan Committee, if meeting is more than 1 hour); $600 per meeting for attendance at Audit Committee meetings
Chairman of the Audit Committee		$1,200 per meeting
Financial Expert of Audit Committee (if not Chairman)		$900 per meeting
Chairman of the Corporate Loan Committee		$450 per meeting if held on a day when the Board also meets or meeting is less than 1 hour; $900 per meeting if held on a day when the Board does not meet or meeting is more than 1 hour
Chairman of other Board Committees		$450 per meeting if held on a day when the Board also meets; $900 per meeting if held on a day when the Board does not meet

        Stock Option Program.    On February 20, 2007, each non-employee Director (including Mr. Hoptry, who was a non-employee Director at the time) received a grant of 1,000 options pursuant to the 2003 MainSource Financial Group, Inc. Stock Option Plan (the "2003" Plan) to purchase common stock of the Company with an exercise price equal to the fair market value on the date of grant, or $17.01. The options vest immediately upon grant. Until an option is exercised, shares subject to options may not be voted nor do they receive dividends. For a more detailed discussion of the terms of the 2003 Plan, see page 16.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Compensation Committee members are William G. Barron, D.J. Hines and Douglas I. Kunkel, all of whom are independent directors under NASDAQ Stock Market listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. No executive officer of the Company or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such an interlocking relationship existed in the past.

Certain Relationships and Related Transactions

        The Nominating/Corporate Governance Committee is responsible for reviewing and approving any transactions between the Company or its subsidiaries and any related party, including loans or extensions of credit and any sale of assets or other financial transactions. Our bank subsidiaries make loans in the ordinary course of business to our directors and executive officers, and to family members and other entities with which a director, an executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. We believe these loans do not involve more than a normal risk of collectability or present other unfavorable features. Our bank subsidiaries also provide directors and executive officers and their family members and other affiliated entities with other banking, trust, insurance and other financial services in the ordinary course of business.

        Additionally, W. Brent Hoptry, the son of Robert E. Hoptry, the Chairman of the Board, President and Chief Executive Officer of the Company, is the President and Chief Executive Officer of MainSource Bank of Illinois, a wholly-owned subsidiary of the Company.

CORPORATE GOVERNANCE

General

        The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its shareholders. The Company believes it can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Some of these procedures are discussed below. For further information, including electronic versions of our Code of Ethical Conduct and Code of Conduct, our Audit Committee Charter, our Compensation Committee Charter, our Nominating/Corporate Governance Committee Charter and our Corporate Governance Policy Regarding Majority Voting please contact us at (812) 663-6734 or visit our website at www.mainsourcefinancial.com.

Director Independence

        The Board of Directors has determined that a majority of the Board, including nominees William G. Barron, Brian J. Crall, Philip A. Frantz, Rick S. Hartman, D.J. Hines, and Douglas I. Kunkel, are independent, as independence is defined under revised listing standards of the NASDAQ Stock Market applicable to the Company. Mr. Hoptry is not deemed independent under the listing standards because he is President and Chief Executive Officer of the Company and his son is an executive officer of a bank subsidiary of the Company.

Corporate Governance Policy Regarding Majority Voting

        As part of the Company's continuing efforts to enhance corporate governance procedures, the Board of Directors has implemented a policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following the date of the shareholders' meeting at which the election occurred. Thereafter, the Company will promptly disclose the Board's decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. A copy of the Policy Regarding Majority Voting is available on the Company's web site, www.mainsourcefinancial.com.

Code of Ethics

        The Company has adopted a "Code of Ethical Conduct" to document the principles of conduct and ethics which are followed by the Company's executive officers as well as each corporate department manager, all loan review officers and each director of the Company, each person in an executive or senior management position for each subsidiary or division of the Company, all other persons occupying similar policy-making positions, and directors of any of the Company's affiliates or subsidiaries.

        The Company has also adopted a "Code of Conduct" to document the principles of conduct and ethics which are followed by the employees of the Company.

Communications with Independent Directors

        Shareholders or other interested parties may contact the Company's Nominating/Corporate Governance Committee through correspondence addressed to MainSource Financial Group, Inc., Attn: Nominating/Corporate Governance Committee, P.O. Box 611, Greensburg, Indiana 47240. Only the Company's internal auditors have access to this post office box and will promptly forward communications received to the members of the Nominating/Corporate Governance Committee.

        An employee, officer, shareholder or other interested party who has an interest in communicating with the Independent Directors regarding financial matters may do so by directing communication to the Chairman of the Audit Committee, Rick S. Hartman. Messages for the Chairman of the Audit Committee or any other director, or the Board of Directors as a whole, may be mailed, faxed or e-mailed to the Company addressed to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, P.O. Box 2000, Greensburg, Indiana 47240, (812) 663-3220 (facsimile) or shareholder.relations@mainsourcefinancial.com (e-mail). All communications addressed to the Independent Directors will be forwarded to Mr. Hartman as representative of the Independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Program and Committee

        The Compensation Committee of the Company's Board of Directors is responsible for evaluating compensation levels and compensation programs for the Company's executive officers and for making recommendations to the Company's Board of Directors regarding appropriate compensation awards for executive management. The Committee seeks to provide executives with the opportunity to earn cash and non-cash compensation and to encourage, motivate and reward the Company's executive management for achieving both current year performance and long-term shareholder value.

Compensation Philosophy and Objectives

        In general, the compensation policies adopted by the Committee are designed to attract, retain and motivate the Company's executives to meet the Company's business objectives with the goal of enhancing long-term shareholder value. Additionally, the policies seek to provide a vehicle for the Committee to evaluate and measure the performance of the Company and its executives, and to compensate executives in accordance with the results of those evaluations. The policies seek to align executive compensation with Company objectives, business strategy and financial performance. The Committee seeks to achieve these objectives through a blend of both cash and non-cash compensation.

        In applying these principles, the Company seeks to:

  •
  Reward executives for achieving certain business goals, including enhancing shareholder value;

  •
  Encourage an environment that rewards performance with respect to certain goals established by the Committee;

  •
  Integrate compensation programs with the Company's short and long-term business goals;

  •
  Attract and retain key executives critical to the long-term success of the Company; and

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of stock of the Company.

Compensation Consultant

        The Committee periodically retains an outside compensation consultant, Austin and Associates, to compare base salary and incentive compensation programs, policies and objectives for the Company's executive officers with those of other financial institutions in the Company's peer group. The Committee exercises its judgment and discretion in reviewing and considering this analysis when establishing both cash and non-cash compensation levels for the Company's executive officers.

Peer Group

        As noted above, at times the Committee considers competitive industry salaries in determining cash and non-cash compensation of its executive officers. Specifically, the Company collects compensation information from a peer group of similarly-sized financial institutions located in the same geographic region as the Company. In determining the appropriate financial institutions to include in this peer group, the Committee consults with its external compensation consultant. In general, the peer group is made up of publicly-traded financial institutions between one and four billion dollars in assets, headquartered in non-metropolitan areas of a five state region of Indiana, Illinois, Kentucky, Michigan and Ohio. The composition of the peer group is reviewed periodically and may change from time to time. The Committee believes that the peer group is appropriate because of the similarities among the financial institutions in market, size and deposits.

        The following table lists the companies comprising the peer group during 2007.

2007 Peer Group
Company Name (Ticker)

1st Source Corp. (SRCE)	Horizon Bancorp (HBNC)
Macatawa Bank Corp. (MCBC)	Integra Bank Corp. (IBNK)
Farmers Capital Bank Corp. (FFKT)	Lakeland Financial Corp. (LKFN)
First Busey Corp. (BUSE)	Mercantile Bancorp, Inc. (MBR)
First Financial Corp. (IN) (THFF)	Oak Hill Financial, Inc. (OAKF)
First Financial Bancorp (OH) (FFBC)	Peoples Bancorp, Inc. (PEBO)
First Merchants Corp. (FRME)	QCR Holdings, Inc. (QCRH)
German American Bancorp (GABC)

Elements of Executive Compensation

        The compensation programs of the Company for its executive officers are administered by or under the direction of the Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The particular elements of the compensation programs for such persons are set forth in more detail below.

        The Company's compensation program for executives consists of three key elements:

  •
  base salary;

  •
  performance-based incentive (cash) bonus; and

  •
  long-term performance-based awards of stock options.

The Committee believes that this three-part approach best serves the interests of the Company and its shareholders. Under this approach, a portion of each executive's annual compensation is "at risk;" namely, the performance-based incentive bonus and long-term performance-based awards of stock options.

        Base Salary.    Base salary for the Company's Chief Executive Officer is set by the Committee on an annual basis. Base salaries for the Company's executive officers other than its Chief Executive Officer, as well as changes in such salaries, are made on an annual basis and are based upon recommendations by the Chief Executive Officer of the Company. The Committee's compensation decisions take into account such factors as the annual financial results of the Company, industry salaries with the Peer Group, a subjective assessment of the nature and responsibilities of the position, the contribution and experience of the officer, and the length of the officer's service with the Company, its subsidiaries and predecessors.

        Performance-Based Incentive Bonus.    Cash bonuses are granted to executive officers on an annual basis under the Company's annual performance-based incentive bonus plan. The goals of the annual performance-based incentive bonus plan are to motivate the executive officers to maximize the Company's profits and to reward the executive officers for the attainment of certain established financial and non-financial goals and objectives.

        Prior to March 31 each year, the Committee, with input from the Company's Chief Executive Officer, establishes specific annual "performance targets" for each covered executive officer for a performance period of one year. The first target which must be met for each executive to be eligible for a bonus relates to growth in the Company's operating earnings per share. The Committee established this threshold target based upon its belief that if the operating earnings per share do not increase year over year, then the executives have not succeeded in creating any value to shareholders, and the payment of a bonus is inappropriate. Thus, if the operating earnings per share for a particular year have not increased by at least $.01 from the prior year, the executives are not eligible for a bonus.

        If that threshold is met, then the Committee considers the Company's financial performance relative to the Peer Group and each individual executive's overall performance. The Committee weighs each of the performance measures differently depending upon whether the executive is an employee of the Company or an affiliate, and then depending upon the level of the executive's office. Group 1 is comprised solely of the Chief Executive Officer, Group 2 includes Mr. Smith, Mr. Anderson and Mr. Parker, and Group 3 includes Mr. Tressler. The Committee views each of these performance measures as important because each is an indicator of the profitability of the Company. Additionally, the Committee selected several measures to ensure that no single performance measure could be manipulated on a year-to-year basis.

        The following is a list of the performance measures considered by the Committee and the weights attached to each performance measure for each Group of executives:

	% of Total Bonus
Performance Measures	Group 1	Group 2	Group 3
Return on Average Assets	5%	5%	5%
Return on Average Equity	15%	14%	14%
Efficiency Ratio	10%	9%	9%
Earnings Per Share Growth	20%	20%	20%
Loan Growth	6%	5%	5%
Core Deposit Growth	4%	4%	4%
Loan Loss Reserve/Non Performing Assets (NPA)	4%	4%	4%
NPA/Total Assets	14%	13%	13%
Net Charge-Offs/Loans	12%	11%	11%

Subtotal	90%	85%	85%

Individual Performance	10%	15%	15%

Total Bonus Payout	100%	100%	100%

        The Committee assigns weights to the different groups of executives based upon each executive's ability and responsibility to impact the results in that performance category and to drive increased shareholder value. The Committee has established the Chief Executive Officer's annual cash incentive opportunity at a range of 0% to 70% of annual salary and has established the remaining executive officers' annual cash incentive opportunity at a range of 0% to 49% of annual salary, both based on the criteria listed above.

        Performance-Based Stock Options.    The Committee believes that periodic grants of stock options are a key component of the Company's executive compensation program because the grants ensure that the executive's financial interests are aligned with the long-term interests of the Company's shareholders. The options also encourage ownership in the Company and foster retention. Stock options are awarded by the Compensation Committee in its discretion based on each executive's responsibilities, historical contributions and anticipated future contributions, and the Company's achievement of the performance targets discussed above. The Chief Executive Officer's stock options are predetermined by a formula which is aligned and integrated with his cash bonus. Specifically, the options have a value equal to the Chief Executive Officer's earned bonus according to the Bonus Plan. In other words if his earned cash bonus was $50,000 then his stock options would be valued at $50,000. The value of the stock options would be determined in accordance with the Black Scholes methodology.

        At the annual meeting of shareholders of the Company for 2007, the Company's shareholders approved the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan"). The 2007 Stock Incentive Plan is intended to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its subsidiaries and affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its subsidiaries and affiliates to attract, retain and motivate such persons. The 2007 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock awards. Incentive stock options may be granted only to employees. An aggregate of 650,000 shares of common stock are reserved for issuance under the 2007 Stock Incentive Plan.

        Prior to the approval by the shareholders of the 2007 Stock Incentive Plan, awards of stock options were made to executive management under the 2003 MainSource Financial Group, Inc. Stock Option Plan (the "2003 Plan"). The 2003 Plan was approved by shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Plan provides for the grant of qualified (incentive) and non-qualified stock option awards. The 2003 Plan was intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases.

        Under both the 2007 Stock Incentive Plan and the 2003 Plan, the Committee has complete discretion in determining eligibility for participation and the number of stock options, if any, to be granted to a participant. The decision by the Committee to grant options is based on the incentive that the grant will provide and the benefits the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. All Options granted by the Committee are priced at the fair market value of the shares at the time of the award. Annual awards of stock options to executives are generally made at the Committee's regularly scheduled meeting in February after the Company's financial results have been determined for the previous fiscal year and such results have been evaluated. Options generally vest as follows: 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year, and an additional 40% at the end of the fourth year. Vesting and exercise rights cease upon termination of employment except in the case of death or disability (subject to a one year limitation). Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends.

        In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

        MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership.    The Committee considers and determines whether or not to make matching and/or profit sharing contributions to participants' accounts under the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan"). To be eligible to receive a matching contribution, a participant must make a pre-tax deferral to the Plan. To be eligible to receive a profit sharing contribution, a participant must have completed 1,000 "hours of service" (as defined in the Plan) with a participating employer in the Plan and must be employed on the last day of the Plan year unless he died, became disabled or retired pursuant to the Plan's early or normal retirement provisions. For 2007, the Committee determined to match funds contributed by participants at $0.80 of every dollar contributed to the 401(k) portion of the Plan, up to the first 8% of each participant's salary. Additionally, the Company made a profit sharing contribution to the 401(k) portion of the Plan equal to 3% of each participant's base salary. The benefits provided by the Company to employees of certain of its subsidiaries, including MainSource Insurance, LLC, MainSource Title, LLC and MainSource Mortgage, LLC, are similar to those provided to participants in the Plan, but differ as a result of differences in the way such employees are compensated.

        Perquisites.    The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate its executives. The Company periodically reviews the levels of perquisites and other benefits provided to executive officers. The perquisites currently granted to executive officers include the use of company automobiles, executive short-term disability insurance, relocation expenses, death benefits and membership in a local country club.

        Change in Control Agreements.    The Company has change in control agreements in place with certain named executive officers and certain other officers of the Company or its subsidiaries. The purpose of the change in control agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened change in control of the Company. Each change in control agreement becomes operative only upon a change in control. Payments under the agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. A more detailed discussion of the terms of the agreements is set forth on pages 21-22. In determining the appropriate severance payments for each executive officer and the triggers for such severance payments, the Compensation Committee considered similar agreements offered by other financial institutions both in its peer group and elsewhere in the industry, the likelihood of a change in control, the need to continue the service of each executive officer in the event of a change in control, and the effect the change in control agreement would have on the ability to attract and retain executive officers in the absence of a threatened change in control.

Compensation of Executives in 2007

        The executive compensation programs and policies discussed above apply to each of the named executive officers. The actual compensation awarded to each named executive officer in 2007 and as a result of the executive's and the Company's performance in 2007 is discussed below.

        Base Salary.    The Committee considered the base salary of each executive officer in February 2008, and determined, based upon the Company's financial performance during 2007, to increase each executive officer's base salary solely in an amount equal to the cost-of-living increase during the prior year.

        Performance-Based Incentive Bonus.    During 2007, the Company did not achieve growth in its operating earnings per share as compared to the Company's operating earnings per share in 2006. Accordingly, and as provided in the Company's performance-based incentive bonus plan, the Committee did not award any of the named executive officers a cash bonus for the year ended December 31, 2007.

        Performance-Based Stock Options.    Similarly, because the performance targets noted above were not met during 2007, the Committee determined not to grant any of the named executive officers options to purchase stock of the Company for that year.

Accounting and Tax Considerations

        The Company's compensation program is intended to comply with Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m) of the Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company intends not to have any individuals with non-performance based compensation paid in excess of the Code Section 162(m) tax deduction limit. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Code

Section 409A, and such benefits do not comply with Code Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to federal and state income tax, an underpayment interest penalty and an additional federal income tax of 20% of the benefit includible in income.

Report of the Compensation Committee

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
/s/ William G. Barron (Chairman) /s/ D.J. Hines /s/ Douglas I. Kunkel

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers who served in such capacities as of December 31, 2007, each of whom had total annual compensation exceeding $100,000 in 2007 or in either of the preceding two years (the "named executive officers"), for services rendered to the Company during the fiscal year ended December 31, 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(1)		Non-Equity Incentive Plan Compensation ($) (g)(2)		All Other Compensation ($) (h)			Total ($) (i)
James L. Saner, Sr. President and Chief Executive Officer	2007 2006	$ $	344,852 329,035	— —	— —	$ $	29,036 14,550	$	— 61,263	$ $	24,650 25,201	(3) (3)	$ $	398,538 430,049
James M. Anderson Chief Financial Officer	2007 2006	$ $	158,945 139,885	— —	— —	$ $	7,950 3,575	$	— 24,725	$ $	20,151 18,858	(4) (4)	$ $	187,046 187,043
Jeffrey C. Smith Chief Operating Officer	2007		$186,689	—	—		$5,875		—		$934			$193,498
John C. Parker Vice President of Operations	2007 2006	$ $	151,371 134,767	— —	— —	$ $	8,875 4,500	$	— 23,247	$ $	14,863 12,542	(5) (5)	$ $	175,109 175,056
Daryl R. Tressler President and Chief Executive Officer of MainSource Bank	2007 2006	$ $	224,813 216,560	— —	— —	$ $	5,703 1,500	$	— 32,787	$ $	27,250 25,681	(6) (6)	$ $	257,766 276,528

(1)
Refer to Note 21, "Stock Option Plans," in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K filed on March 17, 2008, for the relevant assumptions used to determine the valuation of our option awards.

(2)
Represents performance-based incentive bonuses paid in March 2007 for each executive's performance during the fiscal year ended December 31, 2006. For a more detailed discussion of the Performance-Based Incentive Bonus Plan, see pages 14-15 of the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution and a 3% profit sharing contribution made by the Company to the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the "401(k) Plan") and (c) the cost of a country club membership.

(4)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution and a 3% profit sharing contribution made by the Company to 401(k) Plan, and (c) the cost of a country club membership.

(5)
Includes the matching contribution and a 3% profit sharing contribution made by the Company to the 401(k) Plan.

(6)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution and a 3% profit sharing contribution made by the Company to the 401(k) Plan, and (c) the cost of a country club membership.

Outstanding Equity Awards at Fiscal Year-End

        The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above as of December 31, 2007.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James L. Saner, Sr.	17,364 16,538 15,750 1,575 1,655	-0- -0- -0- 3,675 14,900	—	13.36 21.20 20.57 18.04 17.01	5/19/13 2/23/14 2/22/15 2/22/16 2/20/17	—	—	—	—
James M. Anderson	1,737 2,481 2,625 788 500	-0- -0- -0- 1,837 4,500	—	13.36 21.20 20.57 18.04 17.01	5/19/13 2/23/14 2/22/15 2/22/16 2/20/17	—	—	—	—
Jeffrey C. Smith	525 100	4,725 900	—	17.81 17.01	11/20/16 2/20/17	—	—	—	—
John C. Parker	3,473 3,308 3,675 788 500	-0- -0- -0- 1,837 4,500	—	13.36 21.20 20.57 18.04 17.01	5/19/13 2/23/14 2/22/15 2/22/16 2/20/17	—	—	—	—
Daryl R. Tressler	6,078 4,134 4,200 473 100	-0- -0- -0- 1,102 900	—	13.36 21.20 20.57 18.04 17.01	5/19/13 2/23/14 2/22/15 2/22/16 2/20/17	—	—	—	—

(1)
All option awards and exercise prices are adjusted for stock splits and stock dividends since the date of grant.

        All of the options granted to the named executive officers are incentive stock options granted pursuant to the 2003 Plan. The terms of the options provide for vesting in four installments, with 10% vesting at the end of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. In 2005, the vesting of the options expiring on February 23, 2014 and February 22, 2015, were accelerated to provide for immediate vesting. All of the options have a total life of 10 years. A more detailed discussion of the 2003 Plan is set forth on page 16 of the Compensation Discussion and Analysis Section of this Proxy Statement.

Post Employment Compensation

        The Company currently has Change in Control Agreements in place with certain named executive officers and certain other officers of the Company or our subsidiaries. References to executives in this description of Change in Control Agreements are only to Mr. Anderson, Mr. Smith, Mr. Parker and Mr. Tressler. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened "Change in Control," which is defined in the Agreements to have occurred if:

  •
  A majority of the directors as of the date of the agreement is replaced other than as the result of nomination or election by at least two-thirds of the incumbent directors;

  •
  Any person acquires beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities, other than in certain circumstances specified in the change in control agreement;

  •
  A merger, consolidation, share exchange or similar form of corporate transaction is consummated, unless (a) holders of voting securities of the Company outstanding immediately prior to the merger represent more than 40% of the total voting power of the securities of the surviving company outstanding immediately after such transaction; (b) no person is or becomes the beneficial owner of more than 25% of the total voting power of the securities of the surviving corporation; and (c) at least one-half of the members of the board of directors of the surviving corporation were directors of the Company at the time of the Board's approval of the transaction; or

  •
  The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

        Each Agreement becomes operative only upon both a change in control and the subsequent termination of employment of the executive under circumstances covered by the Agreement. Payments under the Change in Control Agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. The following discussion summarizes the key provisions of the Change in Control Agreements.

        If the employment of any of the executive officers is terminated during the two-year period (or an 18-month period in the case of Mr. Smith and Mr. Parker) following a Change in Control of the Company, either by the Company other than for "Cause" (as defined in the Agreements) or by the executive for "Good Reason" (as defined in the Agreements, including the termination of employment by the executive for any reason during the 30-day period commencing six months (or twelve months in the case of Mr. Parker) after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive's unpaid salary and bonus amounts that have become payable, plus a pro-rata portion of such executive's annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to 2 times in the case of Mr. Anderson and Mr. Tressler, and 1.5 times in the case of Mr. Smith and Mr. Parker, the sum of (i) the executive's highest annual rate of base salary during the 12-month period immediately prior to his termination of employment, and (ii) the executive's annual performance-based incentive bonus earned for the last completed fiscal year of the Company; and (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of two years (or 18 months in the case of Mr. Smith and Mr. Parker) following the executive's date of termination of employment. If the executive's date of termination is within two years (or 18 months in the case of Mr. Smith and Mr. Parker) of the earliest date on which such termination could be considered a "Retirement" (as defined in the Agreements), the benefits described in (b) and (c) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in

Control to any executive under the Agreements or otherwise are subject to excise tax under Code Section 4999, the Company will provide the executive with an additional amount sufficient to enable the executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

        Potential Payments Under Change in Control Agreements.    Had a change in control occurred during the fiscal year ended December 31, 2007, and had their employment been terminated on December 31, 2007, Mr. Smith, Mr. Anderson, Mr. Parker and Mr. Tressler would have been eligible to receive the payments and benefits set forth below.

Name	Salary ($)	Bonus ($)	Benefits ($)(1)	Gross Up ($)	Total ($)
Jeffrey C. Smith(2)	$277,500	—	$18,363	—	$295,863
James M. Anderson	$310,000	—	$794	—	$310,794
John C. Parker	$225,000	—	$12,332	—	$237,332
Daryl R. Tressler	$426,000	—	$17,560	—	$443,560

(1)
Consists of medical, dental, accident, disability and life insurance benefits. The value is based upon the type of insurance coverage the Company carried for each executive officer as of December 31, 2007, and is valued at the premiums in effect on December 31, 2007. This amount was calculated with the assumptions used for financial reporting purposes under generally accepted accounting principles in accordance with Financial Accounting Standard 106 issued by the Financial Accounting Standards Board.

(2)
Mr. Smith's Change in Control Agreement was entered into effective March 1, 2008. Accordingly, Mr. Smith's potential payments are calculated as of that date.

        Acceleration of Options.    Additionally, the 2003 Plan provides for the acceleration of the vesting of options granted under the 2003 Plan upon the occurrence of a change in control (as defined in the 2003 Plan). Had a change in control occurred on December 31, 2007, none of the named executive officers would have received any additional benefit under the 2003 Plan as all options outstanding as of that date were either: 1) fully vested, or 2) priced above the fair market value of the Company's stock on December 31, 2007 as reported on the Nasdaq stock market.

Equity Compensation Plan Information

        The following table summarizes certain information regarding the Company's equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	257,837	$18.07	257,837
Equity compensation plans not approved by security holders	—	—	—

Total	257,837	$18.07	257,837

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of our common shares beneficially owned (unless otherwise indicated) by each person known to the Company to own beneficially more than five percent (5%) of the issued and outstanding common stock of the Company:

Name and address of beneficial owner	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,193,952	(1)	6.41%
Robert S. Dunevant 25993 Far Hills Lane West Harrison, IN 47060	933,219	(2)	5.02%

(1)
This information is based on information filed with the Securities and Exchange Commission via Schedule 13G on February 6, 2008. Dimensional Fund Advisors LP ("DFA"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, DFA possesses investment and/or voting power over the shares of Company common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. DFA disclaims beneficial ownership of such securities.

(2)
Includes 301,518 shares held in 3 limited liability companies over which Mr. Dunevant has voting and investment power, 10,054 shares held in an investment company over which Mr. Dunevant shares voting and investment power, and 595,397 shares held in a revocable trust of which Mr. Dunevant is a beneficiary.

        The following table shows the number of our common shares beneficially owned by the Company's nominees for election as directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name (Age)	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
James M. Anderson (36)	20,130	(2)	*
William G. Barron (58)	541,357	(3)	2.9%
Brian J. Crall (48)	4,043	(4)	*
Philip A. Frantz (63)	49,818	(5)	*
Rick S. Hartman (52)	276,575	(6)	1.5%
D.J. Hines (56)	13,967	(7)	*
Robert E. Hoptry (69)	203,696	(8)	1.1%
Douglas I. Kunkel (43)	6,037	(9)	*
John C. Parker (55)	34,257	(10)	*
James L. Saner, Sr. (56)	149,479	(11)	*
Daryl R. Tressler (56)	87,582	(12)	*
Jeffrey C. Smith (53)	0		*

All directors and executive officers as a group (12 persons)	1,386,941		7.5%

*
Represents less than 1% of the Company's outstanding common shares.

(1)
Based on the number of shares outstanding at March 21, 2008.

(2)
Includes 242 shares owned of record by Mr. Anderson as custodian for his daughter, 355 shares owned of record by Mr. Anderson as custodian for his son, 1,000 shares owned of record by Mr. Anderson jointly with his wife, 4,065 shares held on his behalf under the Company's 401(k) Plan, and 14,468 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the "Exchange Act").

(3)
Includes 34,832 shares held in IRAs on Mr. Barron's behalf, 38,717 shares held in IRAs on behalf of Mr. Barron's wife, 75,947 shares held in 7 irrevocable trusts of which Mr. Barron is the co-trustee, 231,578 shares held in a trust of which Mr. Barron's wife is the trustee, 133,838 shares owned by a limited partnership of which Mr. Barron is the controlling partner, 4,103 shares owned of record by Mr. Barron as custodian for his son, and 5,965.5 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(4)
Includes 1,525 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(5)
Includes 18,352 shares owned of record by Mr. Frantz jointly with his wife, 1,839 shares held in an IRA on behalf of Mr. Frantz's wife, and 5,965.5 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(6)
Includes 20,809 shares held in IRAs on Mr. Hartman's behalf, 9,475 shares owned of record by Mr. Hartman's wife, 5,877 shares held in IRAs on behalf of Mr. Hartman's wife, 85,957 shares held in an irrevocable trust of which Mr. Hartman is the trustee and has voting and investment power, 82,663 shares held in a revocable trust of which Mr. Hartman is the trustee and has voting and investment power, 10,646 shares owned of record by Mr. Hartman's wife as custodian for his 2 children, and 5,965.5 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Hartman disclaims any beneficial interest in the shares owned directly or indirectly by his wife.

(7)
Includes 7,312 shares held of record in an SEP on Mr. Hines' behalf, 553 shares owned of record by Mr. Hines jointly with his wife, 502 shares held of record in an IRA on behalf of Mr. Hines' wife, 380 shares owned of record by Mr. Hines' wife jointly with their daughter, 72 shares owned of record by Mr. Hines' wife jointly with their son, 307 shares owned of record by Mr. Hines' wife as custodian for their son, 100 shares owned of record by Mr. Hines for benefit of his grandson, and 1,525 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(8)
Includes 52,512 shares held in an IRA on behalf of Mr. Hoptry, 2,591 shares held in an IRA on behalf of Mr. Hoptry's wife, and 5,965.5 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Hoptry disclaims any beneficial interest in the shares owned by the IRA on behalf of his wife. Additionally, Mr. Hoptry has pledged an aggregate of 69,135 shares as security for a loan with MainSource Bank of Illinois.

(9)
Includes 3,462 shares owned of record by Mr. Kunkel jointly with his wife, and 2,575 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(10)
Includes 19,199 shares held on Mr. Parker's behalf in the Company's 401(k) Plan and 11,744 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(11)
Includes 15,018 shares held in an IRA on Mr. Saner's behalf, 3,081shares held in an IRA on behalf of Mr. Saner's wife, 8,898 shares owned of record by Mr. Saner jointly with his wife, 1,228 shares owned of record by Mr. Saner jointly with his 3 children, 7,757 shares held on his behalf under the

  Company's 401(k) Plan, and 50,177 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Saner disclaims any beneficial interest in the shares owned by his wife or by him jointly with his 3 children. Additionally, Mr. Saner has pledged an aggregate of 31,438 shares in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.

(12)
Includes 1,447 shares owned of record by Mr. Tressler jointly with his wife, 50,061 shares held on his behalf under the Company's 401(k) Plan, 5,841 shares owned of record by Mr. Tressler's wife, 827 shares owned by Mr. Tressler's wife jointly with his daughter, 832 shares owned by Mr. Tressler's wife jointly with his son, and 14,569 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Additionally, Mr. Tressler has pledged an aggregate of 1,255 shares as security for a loan with MainSource Bank.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF CROWE CHIZEK & COMPANY LLC AS
THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

        At its February 2008 meeting, the Audit Committee of the Board of Directors recommended and approved the appointment of Crowe Chizek & Company LLC as the Company's independent public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2008. The Company is seeking the shareholders' ratification of such action.

Report of the Audit Committee

        The Audit Committee of MainSource Financial Group, Inc. is composed of three directors who the Board of Directors has determined are "independent" as defined by NASDAQ Stock Market listing standards. The Audit Committee's responsibilities are set forth in a written charter approved by the Board of Directors. The charter is also reviewed annually by the Audit Committee. A copy of the Audit Committee charter is available on the Company's website at www.mainsourcefinancial.com. The Audit Committee has determined that its members meet the financial literacy requirements of the NASDAQ Stock Market listing standards.

        Management of the Company has primary responsibility for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. This audit serves as a basis for the auditor's opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows and for the auditor's report regarding management's assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. For the fiscal year ended December 31, 2007, the Audit Committee engaged Crowe Chizek & Company LLC to serve as the Company's independent auditor.

        In discharging its oversight responsibility, the Audit Committee met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2007 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

        The independent auditor also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm's independence. In addition, the Audit Committee approved in advance all non-audit engagements by the Company's independent auditor. The Audit Committee determined that the independent auditor's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

/s/ Rick S. Hartman (Chairman) /s/ Douglas I. Kunkel /s/ Brian J. Crall

Fees Paid to Independent Registered Public Accountants

        The following table presents fees for professional services rendered by Crowe Chizek and Company LLC for the audit of the Company's annual financial statements for 2006 and 2007 included on Form 10-K, the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act, the review of the interim consolidated financial statements included in Forms 10-Q filed during the years 2006 and 2007, and the review of various other SEC filings during 2006 and 2007. Fees billed for audit-related services, tax services and all other services rendered by Crowe Chizek for 2006 and 2007 are also presented below. Representatives from Crowe Chizek and Company LLC are not expected to be present at the meeting.

	2006	2007
Audit Fees	$310,700	$301,000
Audit-Related Fees (1)	32,675	34,410
Tax Fees (2)	35,295	49,205
All Other Fees (3)	4,475	2,625

Total	$383,145	$387,240

(1)
Includes fees, including reimbursement of expenses, paid for the audit of the Company's benefit plans, required FDICIA reporting procedures and consulting on various accounting and auditing matters.

(2)
Includes fees, including reimbursement of expenses, paid for income tax return preparation, informational return preparation for the Company's benefit plans, assistance with quarterly tax estimates and consulting on various tax matters.

(3)
Includes fees paid for all other services including consulting services provided relating to compliance with Sarbanes-Oxley Section 404.

Pre-Approval by Audit Committee of Independent Accountant Services

        The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditor, except as described below.

        Under its current charter, it is the policy of the Audit Committee to pre-approve all non-audit services, including tax work, or other allowable services to be performed by external accountants or auditors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Crowe Chizek and Company LLC pursuant to these exceptions in the 2007 fiscal year.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2007 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that one director failed to file a Form 5 with respect to gifts of 6,250 shares which occurred on December 27, 2007. These gifts were reported in the director's next Form 4.

SHAREHOLDER PROPOSALS

        To be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by December 12, 2008, to the Company's Secretary, 2105 North State Road 3 Bypass, Greensburg, Indiana 47240. In addition, the Company's By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must give the Company written notice not less than 60 days nor more than 90 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Company's Secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days before the meeting, and also retain such authority under certain other circumstances. For additional information regarding the shareholder nomination process, please see "Communications with Independent Directors" on page 12.

ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with account holders who are shareholders of the Company will be "householding" our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once "householding" communications to your address begin, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240 or (3) contact the Secretary of the Company, James M. Anderson, at (812) 663-6734. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or if you are a record holder of Company shares, contact the Secretary of the Company. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Advance Notice Procedures for Annual Meeting Business

        Under our By-laws, no business may be brought before an annual meeting unless in one of the following ways: (i) it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the

Securities Exchange Act of 1934); (ii) such business is otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) such business is brought before the meeting by a shareholder who has delivered notice to the Company (containing certain information specified in our By-laws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors, James M. Anderson Secretary

April 1, 2008

MainSource Financial Group, Inc.

Greensburg Indiana

Proxy for 2008 Annual Meeting of Shareholders

(Please Complete, Sign, Date and Return Promptly)

The undersigned shareholder of MAINSOURCE FINANCIAL GROUP, INC. (“Company”), Greensburg, Indiana, does hereby nominate, constitute and appoint  PHILIP A. FRANTZ, RICK S. HARTMAN and ROBERT E. HOPTRY, or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on March 21, 2008 at the Annual Meeting of Shareholders to be held at the Company’s Corporate office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana on May 1, 2008, at 10:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.     Election of Directors.

To elect as directors the following seven (7) nominees: William G. Barron, Brian J. Crall, Philip A. Frantz, Rick S. Hartman, D. J. Hines, Robert E. Hoptry, and Douglas I. Kunkel.

☐ FOR all nominees (except as otherwise indicated below)	☐ WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:                To withhold authority to vote for any individual nominee, write that nominee’s name on the line below)

2.     Ratification of the appointment of Crowe Chizek and Company LLC.

☐ For	☐ Against	☐ Abstain

3.     Other Business.  To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.  (The Board of Directors does not know of any such other matters.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC.

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

IN WITNESS WHEREOF, I have hereunto set my hand this                    day of                                   , 2008.

(Signature of Shareholder(s))

Please sign above exactly as your name(s) appears opposite the signature lines.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy.

The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.

QuickLinks

MainSource Financial Group, Inc. 2105 North State Road 3 Bypass Greensburg, Indiana 47240
MainSource Financial Group, Inc. 2105 North State Road 3 Bypass Greensburg, Indiana 47240
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held May 1, 2008
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS
Director Compensation Table
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
2007 Peer Group Company Name (Ticker)
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
Post Employment Compensation
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF CROWE CHIZEK & COMPANY LLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)
Fees Paid to Independent Registered Public Accountants
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
OTHER MATTERS